CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Auditors’ Report, dated May 11, 2004, on the financial statements of Zena Capital Corp. for the years ended December 31, 2003 and 2002 in the Company’s Report on Form 20-FR.  We also consent to application of such report to the financial information in the Report on Form 20-FR, when such financial information is read in conjunction with the financial statements referred to in our report.

Vancouver, Canada

“Morgan & Company”

June 29, 2004

Chartered Accountants